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OPTION AGREEMENT

This Option Agreement (this “Agreement”) is dated March 9, 2010, and is entered into in Beijing, People’s Republic of China (“PRC” or “China”) by and between Sinotop Group Limited (“Party A”), and Beijing Sino Top Scope Technology Co., Ltd. (“Party B”), and the undersigned shareholder(s) of Party B (collectively, the “Shareholder”). Party A, Party B and the Shareholder are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

1. Party B is engaged in the certain business activities in the People’s Republic of China (the “Business”). Party A has the expertise in consulting, and Party A and Party B have entered into a Management Services Agreement dated as of March 9, 2010 to provide Party B with various management, technical, consulting and other services in connection with the Business.

2. The Shareholder holds 100% of the issued and outstanding equity interests of Party B (collectively the “Equity Interest”).

3. The Parties are entering into this Agreement in connection with the Management Services Agreement.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

AGREEMENT

1. PURCHASE AND SALE OF EQUITY INTEREST

1.1 Grant of Rights. The Shareholder (hereinafter the “Transferor”) hereby irrevocably grants to Party A or a designee of Party A (the “Designee”) an option to purchase at any time and from time to time, to the extent permitted under PRC Law, all or any portion of the Equity Interest in accordance with such procedures as determined by Party A, at the price specified in Section 1.3 of this Agreement (the “Option”). No Option shall be granted to any party other than to Party A and/or a Designee. As used herein, Designee may be an individual person, a corporation, a joint venture, a partnership, an enterprise, a trust or an unincorporated organization.

1.2 Exercise of Rights. According with the requirements of applicable PRC laws and regulations, Party A and/or the Designee may exercise the Option at any time or from time to time by issuing a written notice (the “Notice”) to the Transferor and specifying the amount of the Equity Interest to be purchased from the Transferor and the manner of purchase.

1.3 Purchase Price.

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1.3.1 The purchase price of the Equity Interest pursuant to an exercise of the Option (the “Purchase Price”) shall be equal to the original paid-in price (paid-in registered capital) of the Transferor, adjusted proportionally for any purchase of less than all of the Equity Interest, unless a different purchase price is mandated by applicable PRC laws and regulations, in which case the minimum purchase price permitted by such laws and regulations shall be the Purchase Price hereunder.

1.4 Transfer of Equity Interest. Upon each exercise of the Option under this Agreement:

1.4.1 The Transferor shall hold or cause to be held a meeting of shareholders of Party B in order to adopt such resolutions as necessary in order to approve the transfer of the relevant Equity Interest (such Equity Interest hereinafter the “Purchased Equity Interest”) to Party A and/or the Desig-nee;

1.4.2 The relevant Parties shall enter into an Equity Interest Purchase Agreement, in a form reasonably acceptable to Party A, setting forth the terms and conditions for the sale and transfer of the Purchased Equity Interest;

1.4.3 The relevant Parties shall execute, without any security interest, all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designee, and cause Party A and/or the Designee to be the registered owner of the Purchased Equity Interest. As used herein, “security interest” means any mortgage, pledge, right or interest of the third party, purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements; provided, however, such term shall not include any security interest created under that certain Equity Pledge Agreement dated as of March 9, 2010 by and among the Parties (the “Pledge Agreement”).

1.5 Payment. Payment of the purchase price shall be determined through negotiations between the Transferor and Party A (including the Designee) in accordance with the applicable laws at the time of the exercise of the Option.

2. REPRESENTATIONS RELATING TO EQUITY INTEREST

2.1 Party B’s Representations. Party B hereby represents and warrants:

2.1.1 Without Party A’s prior written consent, Party B’s Articles of Association shall not be supplemented, changed or renewed in any way, Party B’s registered capital of shall not be increased or decreased, and the structure of the registered capital shall not be changed in any form;

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2.1.2 To maintain the corporate existence of Party B and to prudently and effectively operate the business according with customary fiduciary standards applicable to managers with respect to corporations and their shareholders;

2.1.3 Without Party A’s prior written consent, upon the execution of this Agreement, to not sell, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income, or encumber or approve any encumbrance or imposition of any security interest on Party B’s assets;

2.1.4 Without Party A’s prior written consent, to not issue or provide any guarantee or permit the existence of any debt, other than (i) such debt that may arise from Party B’s normal or daily business (excepting a loan); and (ii) such debt which has been disclosed to Party A before this Agreement;

2.1.5 To operate and conduct all business operations in the ordinary course of business, without damaging Party B’s business or the value of its assets;

2.1.6 Without Party A’s prior written consent, to not enter into any material agreements, other than agreements entered into in the ordinary course of business (for purpose of this paragraph, if any agreement for an amount in excess of One Hundred Thousand Renminbi (RMB 100,000) shall be deemed a material agreement);

2.1.7 Without Party A’s prior written consent, to not provide loan or credit to any other party or organization;

2.1.8 To provide to Party A all relevant documents relating to its business operations and finance at the request of Party A;

2.1.9 To purchase and maintain general business insurance of the type and amount comparable to those held by companies in the same industry, with similar business operations and assets as Party B, from an insurance company approved by Party A;

2.1.10 Without Party A’s prior written consent, to not enter into any merger, cooperation, acquisition or investment;

2.1.11 To notify Party A of the occurrence or the potential occurrence of litigation, arbitration or administrative procedure relating to Party B’s assets, business operations and/or income;

2.1.12 In order to guarantee the ownership of Party B’s assets, to execute all requisite or relevant documents, take all requisite or relevant actions, and make and pursue all relevant claims;

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2.1.13 Without Party A’s prior written notice, to not assign the Equity Interest in any form; however, Party B shall distribute dividends to the Shareholder upon the request of Party A; and

2.1.14 In accordance with Party A’s request, to appoint any person designated by Party A to be a management member of Party B.

2.2 Transferor’s Representations. The Transferor hereby represents and warrants:

2.2.1 Without Party A’s prior written consent, upon the execution of this Agreement, to not sell, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of the Equity Interest, or to approve any security interest, except as created pursuant to the Pledge Agreement;

2.2.2 Without Party A’s prior written notice, to not adopt or support or execute any shareholder resolution at any meeting of the shareholder of Party B that seeks to approve any sale, transfer, mortgage or disposal of any legitimate or beneficial interest of the Equity Interest, or to allow any attachment of security interests, except as created pursuant to the Pledge Agreement;

2.2.3 Without Party A’s prior written notice, to not agree or support or execute any shareholder resolution at any meeting of the shareholder of Party B that seeks to approve Party B’s merger, cooperation, acquisition or investment;

2.2.4 To notify Party A the occurrence or the potential occurrence of any litigation, arbitration or administrative procedure relevant to the Equity Interest;

2.2.5 To cause Party B’s Board of Directors to approve the transfer of the Purchased Equity Interest pursuant to this Agreement;

2.2.6 In order to maintain the ownership of Equity Interest, to execute all requisite or relevant documents, conduct all requisite or relevant actions, and make all requisite or relevant claims, or make requisite or relevant defense against all claims of compensation;

2.2.7 Upon the request of Party A, to appoint any person designated by Party A to be a director of Party B; and

2.2.8 To prudently comply with the provisions of this Agreement and any other agreements entered into with Party A and Party B in connection therewith, and to perform all obligations under all such agreements, without taking any action or nonfeasance that may affect the validity and enforceability of such agreements.

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3. Representations and Warranties. As of the execution date of this Agreement and on each transfer of Purchased Equity Interest pursuant to an exercise of the Option, Party B and the Transferor hereby represent and warrant as follows:

3.1 Such Parties shall have the power and ability to enter into and deliver this Agreement and to perform their respective obligations thereunder, and at each transfer of Purchased Equity Interest, the relevant Equity Interest Purchase Agreement and to perform their obligations thereunder. Upon execution, this Agreement and each Equity Interest Purchase Agreement will constitute legal, valid and binding obligations and be fully enforceable in accordance with their terms;

3.2 The execution and performance of this Agreement and any Equity Interest Purchase Agreement shall not: (i) conflict with the Articles of Association or other organizational documents of Party B; (ii) cause to breach any agreements or instruments or having binding obligation on it, or constitute a breach under any agreements or instruments or having binding obligation on it; (iii) breach relevant authorization of any consent or approval and/or any effective conditions; or (iv) cause any authorized consent or approval to be suspended, removed, or cause other added conditions;

3.3 The Equity Interest is transferable in whole and in part, and neither Party B nor the Transferor has permitted or caused any security interest to be imposed upon the Equity Interest other than pursuant to the Pledge Agreement;

3.4 Party B does not have any unpaid debt, other than (i) such debt that may arise during the ordinary course of business; and (ii) debt either disclosed to Party A before this Agreement or incurred pursuant to Party A’s written consent;

3.5 There are no pending or ongoing litigation, arbitration or administrative procedures with respect Party B, its assets or the Equity Interests, and Party B and the Transferor have no knowledge of any pending or threatened claims to the best of their knowledge; and

3.6 The Transferor owns the Equity Interest free and clear of encumbrances of any kind, other than the security interest pursuant to the Pledge Agreement.

4. ASSIGNMENT OF AGREEMENT

4.1 Party B and the Transferor shall not transfer their rights and obligations under this Agreement to any third party without Party A’s prior written consent.

4.2 Party B and the Transferor hereby agrees that Party A shall be able to transfer all of its rights and obligations under this Agreement to any third party, and such transfer shall only be subject to a written notice of Party A to Party B and the Transferor without any further consent from Party B or the Transferor.

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5. EFFECTIVE DATE AND TERM

5.1 This Agreement shall be effective as of the date first set forth above.

5.2 The term of this Agreement shall commence from the effective date and shall last for the maximum period of time permitted by law unless it is early terminated in accordance with this Agreement.

5.3 At the end of the term of this Agreement (including any extension thereto), or if earlier terminated pursuant to Section 5.2, the Parties agree that any transfer of rights and obligations pursuant to Section 4.2 shall continue to be in effect.

6. APPLICABLE LAWS AND DISPUTE RESOLUTION

6.1 Applicable Laws. The execution, validity, interpretation and performance of this Agreement and the dispute resolution under this Agreement shall be governed by the laws of PRC.

6.2 Dispute Resolution. The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations. If such dispute cannot be settled within thirty (30) days, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall abide by the rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in English. The determination of CIETAC shall be final and binding upon the Parties.

6.3 Taxes and Expenses. Each Party shall, according with PRC laws, bear any and all registration taxes, costs and expenses for the transfer of equity arising from the preparation, execution and completion of this Agreement and all Equity Interest Purchase Agreements.

6.4 Notices. Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or prepaid mail or by a recognized courier service or by facsimile transmission to the relevant address of each Party as set forth below or other addresses of the Party as specified by such Party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date of the air registered mail with the postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery by an internationally recognized courier service; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as shown on the transmission confirmation.

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Party A:	Sinotop Group Limited
Address: 100 Balizhuang Xili, Zhubang2000 Center, Building 1, Suite B902, Beijing, China 100025
Attn: Mr. Weicheng Liu
Fax: (010) 8586-8008
Tel: (010) 8586-1940
Party B:	Beijing Sino Top Scope Technology Co., Ltd.
Address: 88 East 4th Ring Road North, Greenlake Place, Building 8, Unit 2-1003, Beijing, China
Attn: Zhang Yan
Fax: (010) 5928-2120
Tel: (010) 5928-2120
Shareholder:	Same as Party B above.
Address:
Tel:

6.5 Confidentiality. The Parties acknowledge and confirm that any oral or written information exchanged by the Parties in connection with this Agreement is confidential. The Parties shall maintain the confidentiality of all such information. Without the written approval by the other Parties, any Party shall not disclose to any third party any confidential information except as follows:

6.5.1 Such information was in the public domain at the time it was communicated;

6.5.2 Such information is required to be disclosed pursuant to the applicable laws, regulations, policies relating to the stock exchange; or

6.5.3 Such information is required to be disclosed to a Party’s legal counsel or financial consultant, provided however, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees or agents of the disclosing Party is deemed to be an act of the disclosing Party, and such Party shall be responsible for all breach of confidentiality arising from such disclosure. This provision shall survive even if certain clauses of this Agreement are subsequently amended, revoked, terminated or determined to be invalid or unable to implement for any reason.

6.6 Further Warranties. The Parties agree to promptly execute such documents as required to perform the provisions of this Agreement, and to take such actions as may be reasonably required to perform the provisions of this Agreement.

7. MISCELLANEOUS

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7.1 Amendment, Modification and Supplement. Any amendments and supplements to this Agreement shall only take effect if executed by both Parties in writing.

7.2 Entire Agreement. Notwithstanding Article 5 of this Agreement, the Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supercede and replace all prior or contemporaneous agreements and understandings, whether oral or in writing.

7.3 Severability. If any provision of this Agreement is deemed invalid or non-enforceable according with relevant laws, such provision shall be deemed invalid only within the applicable laws and regulations of the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through reasonable negotiation, replace such invalid, illegal or non-enforceable provisions with valid provisions in order to bring similar economic effects of those invalid, illegal or non-enforceable provisions.

7.4 Headings. The headings contained in this Agreement are for reference only and shall not affect the interpretation and explanation of the provisions in this Agreement.

7.5 Language and Copies. This Agreement shall be executed in English in six (6) duplicate originals. Each Party shall hold one (1) original, each of which shall have the same legal effect.

7.6 Successor. This Agreement shall be binding on the successors of each Party and the transferee allowed by each Party.

7.7 Survival. Each Party shall continue to perform its obligations notwithstanding the expiration or termination of this Agreement. Article 6, Article 8, Article 9 and Section 7.7 hereof shall continue to be in full force and effect after the termination of this Agreement.

7.8 Waiver. Any Party may waive the terms and conditions of this Agreement in writing with the written approval of all the Parties. Under certain circumstances, any waiver by a Party to the breach of other Parties shall not be construed as a waiver of any other breach by any other Parties under similar circumstances.

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